                                 Exhibit # 10.03

                         Partnership Agreement - C Hills

                           TELECOMMUNICATIONS SERVICE
                              AND LICENSE AGREEMENT

                   HUNTINGTON TELECOMMUNICATIONS PARTNERS L.P.

                                       And

                     STEPHEN L. DIAMOND and SUZZANNE DIAMOND

                                   Relating to

                           CLARENDON HILLS APARTMENTS

                           TELECOMMUNICATIONS SERVICE

                              AND LICENSE AGREEMENT

        THIS AGREEMENT, (the "Agreement") is entered into as of Nov. 7th, 1994, by and between STEPHEN P. DIAMOND and SUZZANNE DIAMOND, tenants in common (collectively referred to as "Owner"), and HUNTINGTON TELECOMMUNICATIONS PARTNERS, L.P. ("Huntington"),
with reference to the following facts:

                                    RECITALS

        A.      Owner is the owner of the  multi-family  residential  property described  on Exhibit "A"  attached to this  Agreement  and incorporated herein by this reference (the "Property").

        B.      Lessee is engaged in the business of installing and operating private telephone systems and/or private television systems within apartment complexes similar to the Property.

        C.      Owner and Huntington desire to enter into an agreement whereby
Huntington will install the telephone and/or television system(s) to be employed on the Property and will operate such system(s), all in accordance with the provisions of the Agreement.

        In consideration of the mutual promises contained below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Owner and Huntington agree as follows:

                                    ARTICLE I
                                 INTERPRETATION

        1.1     Defined Terms. Unless otherwise defined in this Agreement, the following terms shall have the meanings set forth in this Article 1:

                "Services" means any particular Telecommunications Services to be provided under this Agreement.

                "System" means collectively the Equipment from time to time located in the Equipment Room, and the cable, wire and other fixtures and appurtenances from time to time located in the Cable Areas.

                "Telecommunications Services" means the Basic Television Services, the Basic Telephone Services and such Additional Telephone Services and Additional
Television Services as Huntington may at its sole discretion and from time to time determine to provide. Services in each category are divided into "Basic
Services", meaning those services within such category which are required to be offered by Huntington, and "Additional Services", meaning those services within such category which Huntington may but is not required to offer.

                "Telephone Services" means the Basic Telephone Services to be provided pursuant to the terms of this Agreement and any Additional Telephone Services.

                "Telephone System" means the portion of the System to be utilized to provide the Telephone Services pursuant to the terms of this Agreement.

                "Television Services" means the Basic Television Services to be provided pursuant to the terms of this Agreement -and any Additional Television Services.
The expression "Additional Television Services" shall include, without limitation, expanded basic service, premium channels and pay-per-view.

                "Television System" means the portion of the System to be utilized to provide the Television Services pursuant to the terms of this Agreement.

                "Wiring and Cable" means any wire or cable and any associated accessories currently or hereafter installed (whether by or at the expense of Owner or
Huntington) on the Property which is or is capable of being used for the purposes of the Telephone System and/or the Television System.

        1.2     Incorporation by Reference. The provisions of the Exhibits attached hereto and the attached Schedule are hereby incorporated in this Agreement by this reference.

                                    ARTICLE 2
                             SERVICES TO BE PROVIDED

        2.1     GENERALLY. Huntington shall make the Telecommunication Services available to all residents of the Property during the Term subject to the terms and conditions of this Agreement.

        2.2     CONDITIONS REGARDING SERVICES. Huntington's obligations to provide any
Services are subject to the following conditions:

                (a) Owner's full performance of Owner's obligations under this Agreement;

                (b) The availability of the Services at commercially reasonable rates, meaning rates that are at least 30% less on average than the prevailing standard residential retail rates for telephone services charged by the local exchange carrier or cable television services charged by the local franchised cable company that would serve the Property.

        2.3     REPRESENTATION AND WARRANTY. Huntington represents and warrants to Owner that the price and quality of Services and the standards of operation, repair and maintenance provided to tenants under this Agreement shall be comparable to the quality of services offered by the largest local exchange carrier and long distance carrier (in the case of Telephone Services) and the largest local cable operator (in the case of Television Services). EXCEPT AS EXPRESSLY STATED IN
THIS AGREEMENT, HUNTINGTON MAKES NO REPRESENTATIONS OR WARRANTIES REGARDING THE
SYSTEM OR THE PROVISION OF TELECOMMUNICATIONS SERVICES, EXPRESS OR IMPLIED,
INCLUDING, BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS
FOR A PARTICULAR PURPOSE.

                                    ARTICLE 3
                             LICENSES OVER PROPERTY

        3.1     EQUIPMENT ROOM. Owner grants to Huntington the sole and exclusive right and license (the "Equipment Room License") to use, occupy and possess the areas of the Property diagramed on Exhibit "C" attached hereto and incorporated herein by this reference (referred to as the "Equipment Room", regardless of the number of rooms actually diagramed or whether or not the area is, in fact, enclosed).
The Equipment Room is to be used for the purpose of installing, operating, servicing, repairing and removing the equipment and related fixtures and installations utilized in connection with the performance of Huntington's obligations under this Agreement (the "Equipment").

        3.2     CABLING LICENSE. Owner grants to Huntington an exclusive license (the
"Cable License") to use and occupy the portion of the Property marked on Exhibit
"13" (the "Cable Areas") for the placement and repair of Wiring and Cable in connection with the performance of Huntington's obligations under this
Agreement. Huntington shall have the right of free access to the Telephone and
Television Cable Areas to inspect, maintain, install, replace and repair the
Wiring and Cable and to the remainder of the Property for the purpose of repair and maintenance of the Wiring and Cable and for the purpose of repairing and maintaining such systems.

        3.3     OPERATIONAL LICENSE. Owner grants to Huntington a license (the
"Operations License") to access all portions of the Property for the purpose of collecting receipts for its services and otherwise dealing with subscribers to the* Services.

        3.4     LICENSES IRREVOCABLE DURING TERM. The Equipment Room License, the
Cabling License and. the Operational License are coupled with an interest and are irrevocable until such time as Huntington has no further rights or obligations under this Agreement.

        3.5     PERMISSIVE ENTRY BY OWNER. Owner may access the Equipment Room or the
Cable Areas as may be reasonably required for the purposes of (a) installing and maintaining mains, conduits, pipes or other facilities that serve the Property or any part thereof, (b) making any necessary repairs to the structure of the
Property, whether or not the affected portion of the structure involves the
Equipment Room or Cable Areas, and (c) performing any work which may be necessary to comply with any laws, rules or regulations of any public authority, or which Owner may deem necessary to prevent waste or deterioration in connection with the Property. Owner shall be solely liable for, and shall pay for, any alternations required to be made to the Equipment Room or Cable Areas as the result of the exercise of any of the rights described in this Section
3.5. Except in the case of an emergency, Owner shall give Huntington twenty-four
(24) hours prior written notice of any intended entry by Owner into the
Equipment Room or the Cable Areas.

                                    ARTICLE 4
                                       USE

        4.1     PURPOSE. Huntington shall use the Equipment Room and the Cable Areas and shall employ its access to the Property solely in connection with the purposes contemplated by this Agreement and for no other purpose. During the term hereof, Huntington shall keep the Equipment Room clean and free of any unreasonable noises, odors and nuisances. Huntington agrees that it shall comply with all fire, health, police and security regulations that may be issued from time to time by governmental authorities, and shall provide Owner with the name of a designated responsible employee to represent Huntington in all matters pertaining to such fire, health, police and security regulations. Huntington shall not install any exterior lighting or make any exterior painting or install any exterior loudspeakers or similar devices (other than devices which are a component of the Equipment) on the exterior of any enclosed Equipment Room or elsewhere in the Property, or make any changes to the exterior or boundary of the Equipment Room without Owner's prior written consent.

        4.2     RESTRICTIONS. Huntington shall not do, nor permit anything to be done in or about the Equipment Room which will in any way obstruct or interfere with the rights of other tenants or occupants of the Property, or allow the Equipment
Room to be used for any unlawful or objectionable purpose, nor shall Huntington cause, maintain or permit any nuisance in, on or about the Equipment Room.
Huntington shall not perform any act in or about the Property that will in any way violate any law, statute, ordinance or governmental rule or regulation or requirement of duly constituted public authorities now in force or which may hereafter be enacted. Huntington shall obtain all necessary governmental approvals and permits, and shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations and requirements now in force or which may hereafter be in force, and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, relating to or affecting he condition, use or occupancy of the Equipment Room, provided however that Huntington shall not be responsible for any requirement due to structural changes nor to those relating to or affecting the condition, use or occupancy of the Equipment Room.

                                    ARTICLE 5
                                      TERM

        5.1     TERM. This Agreement shall remain in full force and effect for a full term of ten (10) years (the "Term") and shall commence as of the date of the issuance of the first billing summary listing all subscribers to either the
Telephone System or the Television System and it shall not be extended, terminated or canceled except as hereafter provided.

        5.2     EXTENSION OF AGREEMENT. At the end of the Term described immediately above Owner shall have two options to extend the term of this Agreement for a period five (5) years each. Each option shall be deemed exercised unless
Huntington otherwise notifies the other in writing at least 120 days prior to the end of the term. - If an option is not exercised, Owner and Huntington may negotiate the extension of the Term of this Agreement. If new terms are not agreed upon, then Huntington has thirty (30) days to match any legitimate offer by another qualified- third party telephone and/or television service provider.

                                    ARTICLE 6
                               FEES PAID TO OWNER

        6.1     FEES. Huntington shall pay to Owner as consideration for the rights as granted to Huntington under this Agreement monthly payments and other consideration as scheduled on Exhibit "E" detailing a percentage of the gross receipts of Huntington in connection with the Services, which percentages vary in accordance with the number of subscribers within the Property using the
Services (the "Owner's Fees"). Monthly payments shall be paid in arrears and are due fifteen (15) days following the closing of each monthly billing cycle for the billing cycle just ended. Huntington shall pay to Owner a late charge of one percent (1%) of the amount due for any monthly payment not received by Owner within five (5) business days after the due date. Huntington shall provide to
Owner, along with the monthly Owner's Fees payment, a report showing the number of subscribers (by unit number) and gross monthly receipts for sales of the
Services.

        6.2     AUDIT. Owner shall have the right to audit Huntington's gross receipts no more frequently than twice in any twelve (12) month period in order to verify the amount of gross receipts. Huntington shall cooperate with Owner in connection with any audit of its receipts and shall make available to Owner for inspection and copying at Owner's expense, during Huntington's usual business hours, such information and records as are reasonably requested by Owner. If any audit shows that there is a deficiency in the payment of Owner's Fees, the deficiency shall become due and payable fifteen (15) days following written demand from

Owner, accompanied by a statement showing the amount due. The costs of any audit shall be paid by the Owner unless the audit discloses that Huntington shall have understated its gross receipts by three percent (3%) or more, in which case
Huntington shall reimburse Owner for the auditor's reasonable charges.

        6.3     RECEIPTS. Subject to Section 6.4 the term "gross receipts" as used in this Agreement shall refer to the gross amount as received by Huntington from residents of the Property who are subscribers to the Services, including (i) all monthly fees as paid by residents of the Property in connection with the
Services, and (ii) all "hook-up" charges or other like charges paid to
Huntington by the residents of the Property, and (iii) all late charges or penalties of any kind as paid to Huntington by residents of the Property.

        6.4     DEDUCTIONS FOR TAXES AND EXPENSES. Before computing the gross receipts upon which Owner's fees are calculated pursuant to Section 6.1, Huntington shall deduct from the gross receipts (a) all taxes and fees imposed on the Equipment, the Services, and upon the revenue generated by the Services, and (b) all costs of collection of gross receipts.

                                    ARTICLE 7
                            INSTALLATION OF SERVICES

        7.1     INSTALLATION. Huntington shall at its own cost install in the Equipment
Room and the Equipment, together with Wiring and Cable necessary to provide the
Services. Huntington shall be entitled to utilize any existing Wiring and Cable on or about the Property in connection with the performance of its obligations under this Agreement. Owner shall be responsible for obtaining rights over any such Wiring and Cable not currently vested in Owner to the extent that
Huntington notifies Owner that it requires use of or access to such Wiring and
Cable.

        7.2     MAINTENANCE. Huntington shall service and maintain all Equipment and all Wiring and Cable at its sole cost and expense. Owner shall have no obligation of any kind whatsoever for maintenance, repair or replacement of any such equipment or any portions of the System. In the event of damage or destruction to any of the Equipment or any of the Wiring and Cable arising by reason of a casualty, Huntington shall be obligated at its sole cost to replace and/or repair such damaged equipment or accessories; provided, only that any such damage resulting from the gross negligence or intentional conduct of Owner or Owner's employees or agents shall be the responsibility of Owner. Huntington shall be entitled to employ any and all proceeds payable in connection with insurance maintained pursuant to this Agreement available in connection with the damage or destruction of any of the System or accessories as described above to offset the cost of repair and/or replacement. Owner shall be obligated to employ the first available- dollars of Owner's casualty insurance proceeds to cover the replacement of Owner-owned Wiring and Cable.

        7.3     TENANT INSTALLATION. Huntington shall actively market and provide the Services to all tenants within the Property. Huntington shall provide all installation services required as to each tenant within the Property and all accessories as required in connection with the "hook-up" of each of the tenants within the Property. Huntington shall respond to any and all reasonable inquiries or requirements of the tenants within the Property relating to the
Telephone System and/or Television System and shall have in place operating procedures and systems reasonably designed to respond to all service calls within twenty-four (24) hours of notification or if the day following notification is a Saturday, Sunday or national holiday, by the close of the next business day.

        7.4     CHARGES. Huntington shall be responsible for billing all subscribers within the Property for the Services provided and for collecting all monies due in connection with such services. Owner shall have no responsibility of any kind whatsoever for the obligations of any subscriber in connection with the System.

        7.5     HOUSE PHONES. At no cost to Owner, Huntington shall install and activate as an accommodation to Owner telephone outlets (if Telephone Services are to be provided under this Agreement) and television outlets (if Television
Services are to be provided under this Agreement) (the "Complimentary Outlets")
in each case up to the number specified in Exhibit "B". The Complimentary
Outlets shall be located in common areas of the Property and in areas utilized by Owner and/or its property manager in connection with management of the
Property, exact locations to be determined by consultation between Huntington and Owner. Owner shall not be obliged to pay the basic monthly fees in connection with the Services provided to the Complimentary Outlets. Owner shall be obligated to pay for any extraordinary television service such as pay purview as used by Owner and shall further be obligated to pay fees based on the usage of telephone services by Owner. Owner may not redirect, resell or collect any fee with respect to any of the Services provided to the Complementary Outlets.

                                    ARTICLE 8
                             MARKETING THE SERVICES

        8.1     EXCLUSIVE RIGHT. Huntington shall have the sole and exclusive right to provide the Services, and telephone and television service of any kind, to all residents within the boundaries of the Property. If it is a requirement of law that the local Telephone Company also serve the Property, this exclusivity provision shall not deny said local Telephone Company the right to also serve residents of the Property. Owner shall not install or use, nor permit any tenant or other person, firm or corporation to install or use in the Equipment Room or elsewhere on the Property any equipment similar to or intended for the same use as the Equipment (whether coin operated or not) including, without limitation, satellite dishes, wireless antennae or other devices for permitting or enhancing reception of telephone or television signals (other than antennae installed on a television set). During the Term of the Agreement, Huntington shall have the exclusive right to install equipment for purpose of providing Services on or about the Property. Nothing in this Agreement will require Owner to violate any existing lease or agreement with any tenant but Owner shall not extend a lease, permit a tenant to hold over or grant any new lease except on terms consistent with Huntington's rights hereunder. Nothing in this Agreement shall restrict
Owner or any tenant from owning or operating any cellular telephone.

        8.2     OWNER'S OBLIGATIONS. The Owner shall:

        (a)     use reasonable efforts to promote the use of the Services to residents and prospective residents as part of the amenities provided by Owner at the
Property. Huntington may use incentives and incentive programs at the Property for the purpose of promoting the Services, provided that such incentive programs are approved by the Owner.

        (b)     provide the use of Property personnel to perform procedures such as connects and disconnects relating to the System;

        (c)     provide Huntington with a current list of residents, current move-ins and move outs, and the entering into or termination of leases, that may be used for marketing, connects and disconnects or for other purposes related to the
Services as determined by Huntington;

        (d)     cooperate with Huntington in obtaining permits, consents, licenses and any other requirements which may be necessary for Huntington to install and operate the System and furnish the Services; provided that Huntington shall pay all reasonable costs of Owner associated therewith;

        (e)     provide access to the Property to Huntington and its employees and agents to enable Huntington to perform the activities contemplated by or necessary under this Agreement; and

        (f)     promptly provide to Huntington all information requested regarding the Property or residents necessary to operate the System according to this
Agreement or to comply with governmental or public utility commission rules.

                                    ARTICLE 9
                                      TAXES

        9.1     REAL PROPERTY TAXES. Owner shall pay any and all real property taxes associated with the Equipment Room or otherwise associated with the Property.
Huntington shall have no responsibility for any such taxes.

        9.2     PERSONAL PROPERTY. Huntington shall pay all taxes, assessments, license fees and public charges levied, assessed or imposed on its business operation as well as upon all trade fixtures, leasehold improvements and other personal property in or about the Equipment Room other than Owner-owned Wiring and Cable.

                                   ARTICLE 10
                                    UTILITIES

        10.1    AVAILABILITY. Owner agrees to cause utilities to be made available to Huntington (including electricity, air conditioning and ventilation as described on Exhibit "C" attached hereto) at the Equipment Room, and at such other portions of the Property as Huntington may require. The cost of all utilities shall be borne by Owner up to $100 per month, such allowance to be increased proportionately to any increase in the per kilowatt charge prevailing at the date of execution hereof for electricity supplied to the common areas of the building within the Property in which the Equipment Room is located. Huntington will provide, at its sole cost,

equipment for the insulation, lighting, air conditioning and ventilation for the
Equipment Room as specified in Exhibit "C".

        10.2    TRASH. Huntington shall store all trash and garbage within the areas as established by Owner for such purposes within the Property. Huntington shall not allow refuse, garbage or trash to accumulate in or around the Equipment
Room. Owner shall be responsible for the costs of all trash removal associated with operation of the System, provided that Huntington shall be responsible for the costs of trash removal in connection with initial installation of a
Telephone System and/or a Television System.

        10.3    LIMITED LIABILITY. Huntington shall not be liable to Owner for any reduction or suspension in the Services if required by any governmental authority, or Huntington's failure or inability to furnish any service or facility which it has agreed to supply, when such failure is caused by accidents, strikes, acts of God, governmental preemption's or any other cause similar or dissimilar beyond the reasonable control of Huntington. Huntington shall not be liable under any circumstances for any loss of or any injury to person, property or business, however occurring, through or in connection or incidental to any failure described above to furnish any service or facility.

                                   ARTICLE 11
                                     REPAIRS

        11.1    REPAIRS BY HUNTINGTON. Huntington will provide janitorial and housekeeping services, maintenance and repair for the Equipment Room, and will perform all future improvements at its sole cost. Notwithstanding the immediately preceding sentence, the obligation of Huntington to repair and maintain the Equipment Room shall be limited to maintenance and repair of the interior of the Equipment Room and shall not include the roof, floors, exterior walls or structural aspects of the Equipment Room except in the event that any such damage is caused by or results from the negligence of Huntington or its agents or employees, in which event Huntington shall be obligated to make such repairs. In addition, Huntington shall have no obligation to replace the
Equipment Room in the event of partial or complete destruction of the Equipment
Room.

        11.2    REPAIR BY OWNER. Subject to reasonable wear and tear and Huntington's duties to repair the Equipment Room as set forth in this Article 11, Owner shall maintain and repair the exterior walls, floors, roof and the exterior portions of the Equipment Room. Huntington shall be responsible for the repair of any and all HVAC equipment relating to the Equipment Room except in connection with any matters caused by or resulting from the negligence of Owner or Owner's employees or agents, in which event Owner shall be obligated to pay for such repairs.

        11.3    REMOVAL UPON TERMINATION. Upon expiration or termination of this
Agreement, Huntington shall have the right but not the obligation to remove the
Equipment and other fixtures that have been installed, furnished and supplied by
Huntington in the Equipment Room and Cable Areas subject to the provisions of
Section 12.2 below, it being expressly understood and acknowledged by Owner that title to and the ownership of all such equipment and fixtures shall at all times be and remain in and with Huntington, whether the same or any parts thereof be affixed to the Property or otherwise. Huntington shall repair any damage caused by the removal of its equipment and fixtures, including replacement of landscaping removed or damaged by Huntington. Under no circumstances shall
Huntington remove wire in the walls, jacks in buildings or any underground wire or cable, which shall become the sole property of the Owner upon expiration or termination of this Agreement.

        11.4.   LIENS. Huntington and Owner shall each keep the Property free from any liens arising out of work performed, materials furnished or obligations incurred by, or on behalf of or at their respective direction and shall protect, indemnify, hold harmless and defend each other from any hens or encumbrances arising out of any work performed by or on behalf of or at their respective direction.

                                   ARTICLE 12
                              VOLUNTARY TERMINATION

        12.1    NOTICE OF TERMINATION. Within sixty (60) days after the commencement of the six (6) month period starting with the twelfth (12th) month after acceptance of the first subscriber to the Telephone Services and the first subscriber to the Television Services, respectively, and within sixty (60) days after the commencement of each six (6) month period thereafter, each party shall have the options as set forth in this Article 12. Huntington shall give Owner written notice of the dates of acceptance of the first subscriber to the
Telephone Services and the first subscriber to the Television Services. The computation of the above described

time periods shall be made separately for the Telephone Services and the
Television Services, based upon the date of acceptance of the first subscriber for each.

                (a)     Subject to the time periods as described in this Section
12.1, in the event that Huntington fails to maintain an average telephone subscription level of at least eighty (80%) percent penetration of the apartment units in the
Property during the two (2) calendar months immediately preceding the six (6)
month periods described above, then, during the sixty (60) day periods described above, Huntington shall be entitled to give Owner written notice of its intent to terminate its obligations pursuant to this Agreement to provide the Telephone
Services for the Property. Subject to the time periods as described in this
Section 12.1, in the event that Huntington fails to maintain an average telephone subscription level of at least seventy (70%) percent penetration of the apartment units in the Property during the two (2) calendar months immediately preceding the six (6) month periods described above, then, during the sixty (60) day periods described above, owner shall have the right to give
Huntington written notice terminating its right and obligation to provide the
Telephone Services. The effective date of the termination shall be as provided in the notice but no earlier than one hundred eighty (180) days after the date of receipt by Owner or Huntington, as the case may be, of such written notice.

                (b)     Subject to the time periods as described in this Section
12.1 in the event that Huntington fails to maintain an average television subscription level of at least sixty (60%) percent penetration of the apartment units in the
Property during the two (2) calendar months immediately preceding the six (6)
month periods described above, then, during the sixty (60) day periods described above, Huntington shall be entitled to give Owner written notice of its intent to terminate its obligations pursuant to this Agreement to provide the
Television Services for the Property. Subject to the time periods as described in this Section 12.1, in the event that Huntington fails to maintain an average television subscription level of at least fifty (50%) percent penetration of the apartment units in the Property during the two (2) calendar months immediately preceding the six (6) month periods described above, then, during the sixty (60)
day periods described above, Owner shall be entitled to give written notice to
Huntington of Owner's intent to terminate Huntington's right and obligation pursuant to this Agreement to provide the Television Services for the Property.
The effective date of the termination shall be as provided in the notice but no earlier than one hundred eighty (180) days after the date of receipt by Owner of such written notice.

        12.2    REMOVAL OF EQUIPMENT. In the event that Huntington terminates either the Telephone Services or the Television Services in accordance with Section
12.1, Huntington shall have sixty (60) days to remove its equipment associated with the terminated service, beginning on the effective date of that termination; provided, however, that any equipment not so removed sixty (60)
days after the effective date of termination for that Service shall be deemed to be abandoned. Huntington will repair any damages to the Property caused by removal of the Equipment, as provided in Section 11.3.

        12.3    HUNTINGTON COOPERATION. In the event of any termination, Huntington shall cooperate with Owner, at no expense to Huntington, in connection with
Owner's efforts to obtain a third-party provider to furnish the services being terminated. Such cooperation shall include, but not be limited to, making space available prior to the effective date of termination to the third-party provider within the Premises so that the third-party provider can install equipment as required to provide the services effective as of the date of termination, resulting in continuous service for existing subscribers. If the new service providers are the public utilities for those services, then Huntington will guarantee continuous service for those subscribers in good standing.

                                   ARTICLE 13
                                     DEFAULT

        13.1    DEFAULTS BY HUNTINGTON. The occurrence of any one or more of the following events shall constitute a material default and breach of this
Agreement by Huntington:

                (a)     The failure of Huntington to make any payment of rent or
any other payment required to be made by Huntington hereunder, as and when due, where such failure shall continue for a period of five (5) days after written notice thereof from Owner to Huntington. In the event that Owner serves Huntington with a Notice to Pay Rent or Quit pursuant to applicable unlawful detainer statutes, such Notice to Pay Rent or Quit shall not constitute the notice required by this subsection; or

                (b)     The failure by Huntington to observe or perform any of the covenants, conditions or provisions of this Agreement to be observed or performed by
Huntington, other than described in Section 13.1(a)

above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Owner to Huntington, which notice shall specify the specific nature of the failure, provided, however, that if the nature of the
Huntington's default is such that more than thirty (30) days are reasonably required for its cure, then Huntington shall not be deemed to be in default if
Huntington commences such cure within said thirty (30) days period and thereafter diligently prosecutes such cure to completion; or

                (c)     The occurrence of any two (2) audits during any twelve (12)
month period disclosing that Huntington has understated its receipts by twenty percent
(20%) or more as described in Section 6.2 above.

        13.2    DEFAULTS BY OWNER. The occurrence of any one or more of the following events shall constitute a material default and a breach of this Agreement by
Owner.

                (a)     Failure to perform any of the material obligations required of Owner to be performed, provided that such failure continues for a period of thirty
(30) days after written notice thereof from Huntington to Owner, which notice shall specify the specific nature of the failure, provided, however, that if the nature of Owner's default is such that more than thirty (30) days are reasonably required for its cure, than Owner shall not be deemed to be in default if Owner commences such cure within said thirty (30) days period and thereafter diligently prosecutes such cure to completion; or

                (b)     If accounts receivable generated by existing or former Services subscribers that are either 120 days past due or uncollectible in the reasonable opinion of Huntington exceeds (5) percent of gross receipts during any consecutive three (3) month period (normal bad debt being three (3) percent of gross receipts); or

                (c)     Failure of the Property ownership or management to present either the Telephone Services or the Television Services in a positive manner to existing or prospective residents; or

                (d)     Failure to remove or correct any mechanical, electrical or any other type of interference that was caused by any device installed by Owner during the term of this Agreement that would prevent or hinder Huntington in providing quality Telephone Services and/or Television Services to the Property.

        13.3    REMEDIES UPON DEFAULT BY HUNTINGTON. Subject to Section 13.5, in
the event of an uncured default by Huntington, and in addition to any and all other rights and remedies available to Owner at law or in equity, Owner shall have the right to immediately terminate this Agreement and all licenses and other rights of Huntington under this Agreement by giving delivering written notice to
Huntington.

NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, HUNTINGTON SHALL NOT BE
LIABLE FOR ANY REASON TO OWNER, TO ANY RESIDENT, OR TO ANY OTHER PERSON FOR
INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOST PROFITS,
OF ANY NATURE WHATSOEVER, OR FOR THE NONDELIVERY OF SERVICES, OR THE CONDITION
OR REPAIR OF ANY TELEPHONE INSTRUMENT OR ANY PROPERTY TO WHICH THE SYSTEM IS
ATTACHED.

        13.4    REMEDIES UPON DEFAULT BY OWNER. Subject to Section 11.3, in the event of a default by Owner, and in addition to any and all other rights and remedies available to Huntington at law or in equity, Huntington shall have the right to immediately terminate this Agreement and all of Huntington's obligations hereunder by giving written notice to Owner of such election by Huntington.

        13.5    REMOVAL OF EQUIPMENT. In the event of a termination of this
Agreement by Owner resulting from the default of Huntington, the following shall be applicable:

                Huntington, at its cost, shall have thirty (30) days after the date of termination in which to remove the Equipment from the Property, provided, however, that in no event shall Huntington remove any Wiring and Cable.
Notwithstanding the above, at the election of Owner and without waiving Owner's election to terminate this Agreement, Owner shall be entitled to require
Huntington to give Owner ten (10) days prior written notice of its intent to remove the Equipment. During such ten (10) day period, Huntington shall cooperate, at no cost to Huntington, with such third-party providers as Owner may direct to provide to the Property substitute Telephone Services and/or substitute Television Services. Such cooperation shall include but not be limited to cooperation in connection with the placement by third-party providers of new equipment within the Equipment Room.

                                   ARTICLE 14
                        DAMAGE, DESTRUCTION AND INSURANCE

        14.1    DESTRUCTION OF PREMISES DUE TO RISK COVERED BY INSURANCE. If during the term of this Agreement, the Equipment Room and the Cable Areas are totally or partially destroyed from a risk covered by insurance in effect at the time, and there are sufficient insurance proceeds to pay in full for the cost of restoration, Owner shall restore the Equipment Room and the Cable Areas to substantially the same condition as they were immediately prior to destruction, provided that Owner's obligation shall be limited to the Equipment Room and the
Cable Areas and shall not include the Equipment. Huntington, at its cost, shall be required to restore the Equipment. At election of Huntington, any destruction of the Equipment Room or the Cable Areas shall terminate this Agreement; any such election shall be made by written notice delivered to Owner within sixty
(60) days after the occurrence of the casualty giving rise to the destruction or damage. If the existing laws do not permit the Equipment Room and the Cable
Areas to be restored to substantially the same condition as they were in immediately before the destruction, if there are insufficient insurance proceeds in the reasonable opinion of Huntington to permit the Equipment Room and the
Cable Areas to be restored to substantially the same condition as they were in immediately before the destruction, or if in the opinion of Owner's architect the restoration cannot be completed within one hundred eighty (180) days from the date of damage or destruction, Owner and/or Huntington may terminate this
Agreement by giving written notice thereof within sixty (60) days after the occurrence of the casualty giving rise to the destruction or damage.

        14.2    OWNER'S FEES. In the event of any partial destruction of the Property, the Owner's Fees as provided for in this Agreement shall continue without abatement, it being acknowledged that the rent is based upon a percentage of
Huntington's gross receipts only.

        14.3    RESTORATION OF SERVICE. In the event of a partial destruction of the Property, Huntington, at its cost, shall restore the Services to the Property within a reasonable period following the casualty.

        14.4    INSURANCE. Huntington shall carry and maintain liability insurance covering personal injury and property damage that may be caused to persons, the
Property or its contents, by the System or Huntington's employees or agents.
Owner and Huntington each waive any right of recovery against each other for any claims that may be brought for any loss that is covered by insurance upon or relating to the Property or the System. Owner shall carry and maintain comprehensive general liability insurance and property insurance for the
Property. Owner shall provide a certificate of such insurance to Huntington within 10 days of request. A listing of minimum insurance requirements is contained in Exhibit "G" attached hereto and incorporated herein by this reference.

                                   ARTICLE 15
                                  MISCELLANEOUS

        15.1    WARRANTIES. Owner warrants that Owner is the owner of the Property, and that no other person claims or has any interest in the Property other persons, referred to in this Section 15.1 as "Tenants and Others" who are (a)
tenants in possession under leases or rental agreements, and (b) all other persons or entities claiming an interest or license in, or right or claim to, the Property as would be revealed by an inspection of the Official Records of the county in which the Property is located. Owner warrants that the Property is structurally sound, and that to the best of Owner's knowledge the Equipment Room is watertight. Owner further warrants that Owner will cooperate diligently in identifying the rights of any third party to own, use or restrict or charge for the use of the Wiring and Cable. Owner further represents that Owner has disclosed prior to execution hereof the identity of any other person, except for
Tenants and Others, who Owner knows or believes has any right, title or interest in and to the Wiring and Cable or to use or restrict or charge for the use the
Wiring and Cable. Owner makes no representations or warranties of any kind whatsoever to Huntington as to the profitability or other success of the services to be provided by Huntington hereunder.

        15.2    MEMORANDUM OF AGREEMENT. Owner and Huntington shall, upon the written request of the other, execute, acknowledge and record a memorandum of this
Agreement in the recorder's office of the county in which the Property is located. Said memorandum shall contain a legal description of the Property, shall affirmatively restate the grant of the irrevocable licenses set forth in
Article 3, and shall provide for indexing in the recorder's office of Owner's name in the grantor index, and in Huntington's name in the grantee index. This
Agreement shall survive any sale, assignment or other transfer of the Property.
Upon termination of this Agreement for any reason, Huntington and Owner shall upon the written request of Owner, execute a memorandum of termination of this
Agreement in recordable form and Huntington shall deliver such memorandum of termination to Owner.

        15.3    NONDISTURBANCE AGREEMENT. If the Property is subject to or en cumbered by a lien, mortgage, deed of trust or other security interest (other than the lien for property taxes), Owner shall, within 10 days after request by
Huntington, use best efforts to cause the lien holder, mortgagee, beneficiary or secured party (as the case may be) to furnish to Huntington a written nondisturbance agreement stating that upon the foreclosure of its lien, mortgage, deed of trust or security interest (as the case may be) or upon its acquisition of title to or possession of the Property, that it will recognize
Huntington's rights under this Agreement.

        15.4    AUTHORITY. The persons executing this Agreement expressly represent and warrant that each has full power and authority to do so, that this Agreement is enforceable in accordance with its terms, that the execution and performance of this Agreement do not violate either party's partnership agreement (to the extent either party is a partnership) or articles of incorporation and bylaws
(to the extent either party is a corporation).

        15.5    BINDING EFFECT. This Agreement shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns, as the case may be.

        15.6    OTHER AGREEMENT. The parties hereby represent that to the best of their knowledge and belief the entering into and performance of this agreement will not create a breach or default in any agreement to which they are a party, provided that Huntington acknowledges that Owner is a party to an agreement with
Premier Communications Network, Inc. dated July 19, 1988. Huntington shall have no obligation to provide Television Services unless Owner has previously effectively terminated such agreement.

        15.7    ATTORNEYS FEES. If any party to this Agreement shall bring any action or proceeding for any relief against the other, declaratory or otherwise, arising out of this Agreement, the losing party shall pay to the prevailing party a reasonable sum for attorney fees and costs incurred in bringing or defending such action or proceeding and/or enforcing any judgment granted therein, all of which shall be deemed to have accrued upon the commencement of such action or proceeding and shall be paid whether or not such action or proceeding is prosecuted to final judgment. Any judgment or order entered in such action or proceeding shall contain a specific provision providing for the recovery of attorney fees and costs, separate from the judgment, incurred in enforcing such judgment. The prevailing party shall be determined by the trier of fact based upon an assessment of which party's major arguments or positions taken in the proceedings could fairly be said to have prevailed over the other party's major arguments or positions on major disputed issues. For the purposes of this section, attorney fees shall include, without limitation, fees incurred in the following- (1) post-judgment motions; (2) contempt proceedings; (3)
garnishment, levy, and debtor and third party examinations; (4) discovery, and
(5) bankruptcy litigation. This Section is intended to be expressly severable from the other provisions of this Agreement, is intended to survive any judgment and is not to be deemed merged into the judgment.

        15.8    CONDEMNATION. If title to all of the Property should be taken for any public or quasi-public use under any statute, or by right of eminent domain, or by private purchase in lieu of eminent domain, or if title to so much of the
Property is so taken that a reasonable amount of reconstruction of the Property will not result in the Equipment Room's and the Cable Area's being suitable for
Huntington's continued occupancy, then, in either event this Agreement shall terminate on the date that possession of the Property or part of the Property is taken. Without limiting any of Huntington's other rights and remedies available at law or in equity, Huntington shall be entitled to any compensation awarded or paid to Huntington for depreciation to and cost of removal of Equipment installed in the Property by Huntington.

        15.9    SEVERABILITY; GOVERNING LAW. The provisions of this Agreement shall be severable, and the invalidity or unenforceability of any provision shall not affect the remaining provisions. This Agreement shall be governed by the law of the state wherein the Property is located.

        15.10   NOTICES. Any notice, demand, approval, consent, or other
communication required or desired to be given under this Agreement in writing shall be given in the manner set forth below, addressed to the party to be served at the address set forth on the signature page of this Agreement, or at such other address which that party may have given notice under the provisions of this Section. Any notice, demand, approval, consent, or other communication given by (a) mail shall be deemed to have been given when accepted or refused, provided it was deposited in the United States mail, certified, postage prepaid and return receipt requested; (b) overnight common carrier courier service shall be deemed to be given on the business day (not including Saturday) immediately following the date it was deposited with such common carrier; (c) delivery in person or by messenger shall be deemed to have been given upon delivery in person or by messenger; or (d) electronic facsimile shall be deemed to have been given on the earlier of (i) the date and at the time as the sending party (or such party's agent) shall have received from the receiving party (or such party's agent) oral confirmation of the receipt of such transmission or (ii) one hour after the completion of transmission of the entire

                                       10

communication, provided that, in either case, the original of such transmission is deposited for delivery to the addressee by one of the means set forth in subsections (a) through (c) of this Section 15.10 on the same date as the transmission by electronic facsimile.

        15.11   DESCRIPTIVE HEADINGS. The descriptive headings used and inserted in this Agreement are for convenience only and shall not be deemed to affect the meaning or construction of any provision of this Agreement.

        15.12   TIME. Time is of the essence of this Agreement and each and every provision hereof.

        15.13   WAIVER. No covenant, term or condition or breach thereof shall be deemed waived except by written consent of the party against whom the waiver is claimed, and any waiver of the breach of any covenant, term or condition shall not be deemed to be a waiver of any other covenant, term or condition.

        15.14   FORCE MAJEURE. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefore, governmental restrictions, governmental regulations, governmental controls, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, shall excuse the performance by such party for a period equal to any such prevention, delay or stoppage, except for the obligations imposed with regard to rent to be paid by Huntington pursuant to this Agreement.

        15.15   NO PARTNERSHIP. It is agreed nothing contained in this Agreement shall be deemed or construed as creating a partnership or joint venture between
Owner and Huntington, or between Owner and any other party, or cause Owner to be responsible in any way for the debt or obligations of Huntington or any other party.

        15.16   FINANCING. Owner may, from time to time, obtain financing in connection with the Property or refinance the Property by means of a mortgage or loan or loans from one or several lenders. Before said loans are approved and closed, such lenders may wish to approve this Agreement, and in order to receive such approval, this Agreement may have to be amended or modified. Provided that the term hereof is not altered, Huntington's obligations to pay are not increased and the provisions of this Agreement are not unreasonably changed thereby, Huntington agrees that it shall consent to and execute such minor amendments or modifications of this Agreement that may be requested in writing by said lenders. At the request of any said lenders Huntington hereby agrees to subordinate this Agreement to any mortgage, deed of trust or other security agreement requested by any such lenders, provided Huntington receives a suitable nondisturbance agreement meeting the terms of Section 153.

        15.17   ENTIRE AGREEMENT. This Agreement along with any Exhibits and attachments hereto constitutes the entire agreement between Owner and Huntington relative to the Premises and the matters set forth herein, and this Agreement and Exhibits and attachments hereto may be altered, amended or revoked only by an instrument in writing signed by both Owner and Huntington. It is understood that there are no oral agreements or representations between the parties hereto affecting this Agreement, and this Agreement supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements or representations and understandings, if any, between the parties hereto with respect to the subject matter as set forth herein.

        15.18   COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This
Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

                                       11

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first above written.

Huntington:     HUNTINGTON TELECOMMUNICATIONS PARTNERS, L.P.

                By:     KBL INVESTMENT COMPANY, L.P.,
                        a California limited partnership,
                        its General Partner

                By:     HUNTTINGTON PARTNERS, INC.,
                        a California corporation,
                        its Managing General Partner

                        By:______________________________________________

                        Its:_____________________________________________

Address:        40 Vienna
                Newport Beach, California 92660
Facsimile:      (714) 644-5010

Owner:
                /s/Stephen Diamond, /s/ Suzanne Diamond
                STEPHEN L DIAMOND

                SUZZANNE DIAMOND

Address:        21070 Homestead Road, #210
                Cupertino, California 95014

Facsimile:      (408) 732-9578

                                       12

                              Addendum to Contract

Per Article 12 Voluntary Termination, pace 6 & 7, paragraph l (b), as originally written is now hereby null and void.

As a result this paragraph only will be rewritten as follows:

Subject to the time periods as described in Section 12.1, in the event that
Huntington fails to achieve a reasonably consistent growth percentage of additional cable revenue above and beyond the already delivered 100% basic coverage percentage as provided by the property Owner or if Huntington fails to diligently pursue growth of its cable market share above and beyond basic coverage then Owner shall be entitled to give written notice to Huntington of
Owner's intent to terminate Huntington's right and obligation pursuant of this
Agreement to provide the Television Services for the Property. The effective date of the termination shall be as provided in the notice but no earlier than one hundred eighty (180) days after the inception of services.

Clarendon Hills                         Huntington

/s/Stephen Diamond                      /s/David Kline
Stephen P. Diamond                      Huntington Representative
Owner
                                        David Kline
                                        Print Name

                                       13

                              Addendum to Contract

Per Article 12 Voluntary Termination, pace 6 & 7, paragraph l (b), as originally written is now hereby null and void.

As a result this paragraph only will be rewritten as follows:

Subject to the time periods as described in Section 12.1, in the event that
Huntington fails to achieve a reasonably consistent growth percentage of additional cable revenue above and beyond the already delivered 100% basic coverage percentage as provided by the property Owner or if Huntington fails to diligently pursue growth of its cable market share above and beyond basic coverage then Owner shall be entitled to give written notice to Huntington of
Owner's intent to terminate Huntington's right and obligation pursuant of this
Agreement to provide the Television Services for the Property. The effective date of the termination shall be as provided in the notice but no earlier than one hundred eighty (180) days after the inception of services.

Clarendon Hills                         Huntington

/s/Stephen Diamond                      /s/David C. Hewitt
Stephen P. Diamond                      Huntington Representative
Owner

                                        David C. Hewitt
                                        Print Name

                                       14

                                   EXHIBIT"A"

                                  THE PROPERTY

Name:               Clarendon Hills

Street Address:     700 Alquire Parkway
                    Hayward, California 94544

                   California

Legal Description:

                                      A-1

                                   EXHIBIT"B"

                           TELECOMMUNICATIONS SERVICES

 "Basic Television Services':

[] Services comparable to those offered by the local franchised cable company.

[] _________ Complimentary Outlets, as provided in Section 7.5.

"Basic Telephone Services":

[]  Local calling within the local service area of the local exchange carrier;

[] Long distance calling plans designed to save on long-distance charges based upon the calling pattern of each resident. Huntington reserves the to use the long distance carrier with which it can negotiate the most favorable long distance rates;

[]  Emergency 911 service;

[] House phones,  a feature that provides  residents with the ability to forward personal calls to selected house phones; and

[] Call  forwarding,  a feature  which allows calls to be forwarded to any other phone within the same area code;

[] Private number, a feature that provides the customer with the ability to have an unpublished phone number.

[] Complimentary Outlets, as provided in Section 7.5.

                                      B-1

                                   EXHIBIT"C"

                      DIAGRAM OF LOCATION OF EQUIPMENT ROOM

                                      C-1

                                   EXHIBIT"D"

                             DIAGRAM OF CABLE AREAS

                                      D-1

                                   EXHIBIT"E"

                             OWNER'S FEE COMPUTATION

        The fees to be paid by Huntington pursuant to Section 6.1 of the Agreement shall commence as to each of the Telephone System and the Television System at such time as services are being provided with respect to the-Telephone System or
Television System as the case may be, to a minimum of sixty percent (60%) of the apartments within the Project as more particularly described below. The sixty percent (60%) test is to apply separately to the Telephone System and Television
System, so that fees with respect to the Telephone System may commence one month, and fees with respect to the Television System may commence in a different month. If after the commencement of fees with respect to one or both of the Systems, the service level falls below the minimum of sixty percent
(60%), fees shall thereupon cease with respect to such System until the month in which the item service level is again satisfied. For purposes of determining when service is being provided to a given apartment, hook-up of the System to such apartment shall be considered as proof of the commencement of service. The fees as described herein are based upon a percentage of the gross receipts with respect to the Telephone System and the Television System. The percentage of the gross receipts paid in fees shall vary in accordance with the number of apartment units being serviced as described below. In determining the level of service with respect to either the Telephone Service or the Television Service in any given month, the highest level of service in such calendar month shall be determinative.

The  percentage  of monthly  receipts to be paid by  Huntington  is described as follows:

                                    Percentage of Gross Monthly Receipts
No. Of Apartment
Units being serviced       Telephone System                   Television System

    0-171                         0%                                    0%
   172-199                        5%                                    7%
   200-228                        6%                                    8%
   229-256                        7%                                    9%
   257-284                        8%                                    9%
    285+                          9%                                    10%

        In addition, Huntington shall pay an advance of $ 10,000 to Owner on account of fees. The advance will be payable on execution of this Agreement. The advance will be recoupable dollar for dollar against the first fees due hereunder but shall not otherwise be refundable.

                                      E-1

        In exchange for Huntington delivering a package of 23 channels to be agreed to by the parties and subject to adjustment from time to time (but in any event not including premium or pay per view channels) to up to three outlets in every apartment unit free of charge to the occupants, Owner will pay Huntington
$2,242.00 per month (subject to annual adjustment on each anniversary of the first date of delivery of Television Service in accordance with the Consumer
Price Index, All Consumers, All Urban Areas published by the United States
Department of Labor, or any comparable successor index). Such payment shall be offset against any amounts due by Huntington to Owner and the balance (if any)
due by Owner shall be paid in cash on presentation of a monthly statement. On the basis of such payment or offset, all apartment units shall be treated as receiving Television Services and the percentage of gross receipts shall be 10%
with respect to any additional receipts resulting from delivery of any
Additional Television Services.

                                      E-2

                                   EXHIBIT"F"

              SCHEDULE OF EQUIPMENT ROOM IMPROVEMENTS TO BE MADE BY
                                   HUNTINGTON

                                      F-1

                                   EXHIBIT"G"

                             INSURANCE REQUIREMENTS

        1. HUNTINGTON INSURANCE COVERAGE. Huntington is required to comply at its cost with the following minimum insurance requirements:

                1.1     Worker's Compensation. Huntington shall maintain fall worker's compensation insurance including employer's liability at a minimum limit of Five
Hundred Thousand Dollars ($500,000), or current limit carried, whichever is greater, for all persons whom it employs in carrying out work pursuant to the
Agreement. Such insurance shall be in strict accordance with the requirements of the most current and applicable state worker's compensation insurance laws in effect from time to time.

                1.2     Public Liability. Huntington shall maintain during the term of this Agreement general public liability insurance, with coverage limits not less than One Million Dollars ($1,000,000) for bodily injury or death to any one person, injury and/or death to any number of persons in any one incident, and for property damage in any one occurrence, in the aggregate insuring against any and all liability of the insured with respect to the Property or arising out of the
Agreement. All such insurance shall name Owner and Owner's designees as additional insured. All such insurance shall specifically insure for performance by Huntington of the indemnity provision set forth in Paragraph 1.5 below as to liability for injury to or death of persons and damage to property. Such insurance shall have a lender's protective liability endorsement attached thereto.

                1.3     Property and Casualty. Huntington shall maintain insurance covering all of the items of Wiring and Cable to be installed by Huntington in the
Property pursuant to the Agreement and any alterations, additions or improvements in an amount not less than any full replacement value thereof from time to time during the term of this Agreement providing protection against any peril included with the classification of fire and extended coverage together with insurance against sprinkler damage, vandalism and malicious mischief and water damage (from roof leakage, ground water or otherwise). Owner is not required to insure such items.
Owner shall not be required to reinstall, reconstruct or repair any of such items. Subject to the terms of any loan or security agreement to which
Huntington may be party, any policy proceeds shall be used for the repair or replacement of the property damaged or destroyed unless Owner notifies
Huntington that all or a substantial portion of the Property has been destroyed or damaged beyond repair and Owner does not intend to rebuild or replace the
Property. All such insurance shall name Owner and Owner's designees as additional insured.

                1.4     Automobiles. Huntington shall maintain owned, hired and
non-owned automobile liability insurance covering all use of all automobiles, trucks and other motor vehicles utilized by Huntington in connection with the Property of a combined single limit

                                      G-1

for bodily injury and property damage of $500,000 or current limits carried, which ever is greater. All such insurance shall name Owner and Owner's designees as additional insured.

                1.5     Indemnification. Huntington hereby agrees to indemnify and hold Owner harmless, against any and all damage, loss, liability and expense including without limitation actual attorneys' fees and legal costs incurred directly by reason of loss or damage to the Property or any portion thereof or any 'claim, suit or judgment brought by or on behalf of any person for damage, loss or expenses due to, but not limited to, bodily injury or property damage sustained by person or persons which arise out of, or are occasioned by or are in any way attributable to the negligence or willful misconduct of Huntington or its employees or otherwise attributable to Huntington's negligence in selecting or supervising any of its agents involved in performance pursuant to the Agreement, except to the extent that any such damage or loss, costs or expenses are caused by the sole gross negligence or willful misconduct of Owner. Owner is required to comply at Owner's cost with the following minimum insurance requirements.

        2.      OWNER INSURANCE COVERAGE. Owner is required to comply at Owner's cost with the following minimum insurance requirements:

                2.1     Worker's Compensation. Owner shall maintain full worker's
compensation insurance including employer's liability at a minimum limit of Five
Hundred Thousand Dollars ($500,000), or current limit carried, whichever is greater, for all persons whom Owner employs who may at any time come into contact with the
Equipment, the Equipment Room or the Wiring and Cable. Such insurance shall be in strict accordance with the requirements of the most current and applicable state worker's compensation insurance laws in effect from time to time.

                2.2     Public Liability. Owner shall maintain during the term
of this agreement general public liability insurance, with coverage limits not less than One Million Dollars ($ 1,000,000) for bodily injury or death to any one person, injury and/or death to any number of persons in any one incident, and for property damage in any one occurrence, in the aggregate insuring against any and all liability of the insured with respect to the Property or arising out of the
Agreement. All such insurance shall name Owner and Owner's designees as additional insured. All such insurance shall specifically insure for performance by Owner -of the indemnity provision set forth in Paragraph 2.5 below as to liability for injury to or death of persons and damage to property. Such insurance shall have a lender's protective liability endorsement attached thereto.

                2.3     Property and Casualty. Owner shall maintain insurance
covering all the Property pursuant to the Agreement and any alterations, additions or improvements in an amount not less than any full replacement value thereof from time to time during the term of this Agreement providing protection against any peril included with the classification of fire and extended coverage together with insurance against sprinkler damage, vandalism and malicious mischief and water damage (from roof leakage, ground water or otherwise).

                                      G-2

Owner shall not be required to reinstall, reconstruct or repair any of such items. Subject to the terms of any loan or security agreement to which Owner may be party, any policy proceeds shall be used for the repair or replacement of the property damaged or destroyed unless Owner notifies Huntington that all or a substantial portion of the Property has been destroyed or damaged beyond repair and that Owner does not intend to rebuild or replace the Property. All such insurance shall name Huntington and its designees as additional insured.

                2.4      Automobiles. Owner shall maintain owned, hired and non-owned automobile liability insurance covering all use of all automobiles, trucks and other motor vehicles utilized by Owner in connection with the Property of a combined single limit for bodily injury and property damage of $500,000 or current limits carried, which ever is greater. All such insurance shall name Huntington and its designees as additional insured.

                2.5      Indemnification. Owner hereby agrees to indemnify and hold
Huntington harmless, against any and all damage, loss, liability and expense including without limitation actual attorneys' fees and legal costs incurred directly by reason of loss or damage to the Property or any portion thereof or any claim, suit or judgment brought by or on behalf of any person for damage, loss or expenses due to, but not limited to, bodily injury or property damage sustained by person or persons which arise out of, or are occasioned by or are in any way attributable to the negligence or willful misconduct of Owner or Owner's employees or otherwise attributable to Owner's negligence in selecting or supervising any of Owner's agents involved in performance pursuant to the
Agreement, except to the extent that any such damage or loss, costs or expenses are caused by the sole gross negligence or willful misconduct of Huntington.

        3.      GENERAL PROVISIONS.

                3.1      Insurance Company. All coverage's described herein shall be underwritten by insurance carriers licensed and approved to do business in the
State of California (unless otherwise in any particular case approved in writing by both parties) with a general policyholder's rating of not less than A, and financial rating of not less than X, in the most current Best's Insurance
Report. In no event will the insurance be terminated or otherwise allowed to lapse prior to the termination or expiration of the Agreement. Insurance
-described in this Exhibit may be provided through a policy or policies covering other liabilities of the policy holder, provided, however, that any such policy or policies shall allocate to the subject matter of this Agreement the full amount of insurance required hereunder.

                3.2      Evidence and Maintenance of Insurance. As evidence of
specified insurance coverage, certificates issued to one party by an applicable insurance carrier acceptable to the other party showing such policies in force for the specified period may be provided in lieu of actual policies. Such evidence shall initially be delivered by each party to the other to prior to the commencement of any activity of Huntington in connection with

                                      G-3

the Property. Each policy and certificate issued to one party shall be subject to approval of the other party and shall provide that such policies shall not be subject to material alteration or cancellation without ten (10)
days prior written notice to such other party, which notice shall be delivered by certified mail, return receipt requested. Should any policy expire or be cancelled prior to termination or expiration of the Agreement, and should the policy holder fail to immediately procure other insurance as specified, the other party shall have the right but not the obligation, to procure such other insurance and charge policy holder therefor, in which event the policy holder shall, immediately upon written demand from the other party, pay to such other party pursuant to the Agreement the sum as advanced with respect to the insurance coverage.